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                                     Exhibit 10.1

                                    AMENDMENT NO.1
                                1989 STOCK OPTION PLAN


    WHEREAS, Wallace Computer Services, Inc., a Delaware corporation (the "Company"), has heretofore adopted and maintains a stock option plan for the benefit of certain of its employees designated the "Wallace Computer Services, Inc. 1989 Stock Option Plan" (the "Plan")

    WHEREAS, the Company desires to amend the Plan in certain respects;

    NOW, THEREFORE, pursuant to the power of amendment contained in Section 5 of the Plan, Section 3 of the Plan is amended to delete the fourth and fifth sentences thereof, and to substitute therefor a new sentence to read as follows:

    The Committee shall consist of not fewer than two members of the Board of Directors of Wallace, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 6th day of November, 1996.

                                  WALLACE COMPUTER SERVICES, INC.


                                  BY:  /s/  Robert J. Cronin
                                     -------------------------
                                        By:  Robert J. Cronin
                                             President


ATTEST:


BY:  /s/ Michael T. Laudizio
   ---------------------------
      By:  Michael T. Laudizio
           Secretary